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Memory Pharmaceuticals Refocuses to Advance Development and Clinical Programs
-Expands PDE10 Collaboration with Amgen-
-Company to Host Conference Call at 9:00 A.M. EDT-

MONTVALE, N.J., March 12, 2008 — Memory Pharmaceuticals Corp. (Nasdaq: MEMY) today announced that it has realigned its operations, reallocated its resources and extended the preclinical research portion of its PDE10 collaboration with Amgen. The Company will focus its near-term and mid-term efforts on two partnered programs, its nicotinic alpha-7 receptor agonist collaboration with Roche and the PDE10 collaboration with Amgen, and two proprietary programs, its PDE4 inhibitor and 5-HT6 antagonist programs.

“After conducting a thorough review of our pipeline, opportunities and financial resources, we have decided to focus on those areas where we can most optimally apply our expertise to create significant clinical and shareholder value,” stated Vaughn M. Kailian, President and Chief Executive Officer of Memory Pharmaceuticals. “Consequently, we have reduced our discovery research effort in favor of progressing our four major programs.”

In connection with this new operational focus, the Company implemented the following initiatives.

Reallocation of Resources. Memory Pharmaceuticals has realigned its workforce to support its key development and clinical programs. The Company has reduced its overall efforts dedicated to discovery research, while maintaining its capabilities in CNS drug discovery to support long-term growth. The Company’s overall headcount has been reduced by 20% and the Company has shifted its resources toward development activities. The new structure will support the Company’s preclinical and clinical activities and business development initiatives.

Focus on Key Development Activities. The Company plans to dedicate the majority of its resources and investments to support continued development of key partnered and proprietary programs:

Nicotinic Alpha-7 Receptor Agonist Collaboration with Roche. MEM 3454, the lead compound in the Company’s nicotinic alpha-7 receptor agonist collaboration with Roche, demonstrated a statistically significant effect on multiple measures of cognition in a recent Phase 2a study in Alzheimer’s disease. Memory Pharmaceuticals is currently evaluating the compound as a treatment for cognitive impairment associated with schizophrenia (CIAS) in a Phase 2a trial and expects to report top-line data from that trial in the fourth quarter of 2008. In addition, the Company expects to initiate a biomarker study for MEM 3454 in schizophrenia this summer, with results expected by early 2009. The biomarker study will be funded by Roche.

Memory Pharmaceuticals also expects to complete its Phase 1 program for MEM 63908 and report top-line results in the fourth quarter of 2008.

PDE10 Inhibitor Collaboration with Amgen. The Company has amended its collaboration with Amgen focused on the development of PDE10 inhibitors for certain neurological and psychiatric disorders. Memory Pharmaceuticals has agreed to commit and fund certain preclinical research resources and provide increased access to its screening technologies to the collaboration over the next twelve months. In exchange, Memory Pharmaceuticals will receive increased milestone payments upon the achievement of certain predefined development events for the program. In addition, the parties expanded the scope of compounds eligible for higher tier royalties under the agreement.

PDE4 Inhibitor Program. The Company’s PDE4 inhibitor program includes MEM 1414, along with MEM 1917 and several backup compounds. The Company believes that PDE4 inhibitors could be beneficial in treating a number of cognition-related CNS disorders and inflammatory diseases. MEM 1414 has demonstrated efficacy in a broad range of preclinical cognition and anti-inflammatory models. In addition, Phase 1 studies have demonstrated a favorable safety profile for the compound overall and particularly with respect to nausea and vomiting, which has limited the development of other PDE4 compounds. The Company plans to progress MEM 1414 into a Phase 2a trial by the end of 2008.

5-HT6 Antagonist Program. 5-HT6 antagonists are potential treatments for Alzheimer’s disease, schizophrenia, attention deficit disorder and obesity. Memory Pharmaceuticals has generated a portfolio of novel, potent and selective 5-HT6 antagonists and is evaluating several lead compounds as potential development candidates. The Company plans to advance the program into clinical trials by the end of 2008.

Conference Call and Webcast Information

Memory Pharmaceuticals will hold a conference call today, March 12, 2008, at 9:00 a.m. EDT to discuss the new operational focus. The conference call will also be broadcast live from the “Investors” section of the Company’s website. Memory Pharmaceuticals’ senior management will host the conference call. Investors and other interested parties may access the call as follows:

Date:	Wednesday, March 12, 2008
Time:	9:00 a.m. EDT
Telephone (U.S.):	866.356.4279
Telephone (international):	617.597.5394
Participant Passcode:	69644115
Webcast:	http://www.memorypharma.com under the “Investors” section

An audio replay of the conference call will be available from 11:00 a.m. EDT on Wednesday, March 12, 2008, until Wednesday, March 19, 2008. To access the replay, please dial 888.286.8010 (U.S.) or 617.801.6888 (international) and enter passcode number 18675332. An audio replay of the conference call will also be available under the “Investors” section of the Company’s website during the same period.

About the Company

Memory Pharmaceuticals Corp., a biopharmaceutical company, is focused on developing innovative drugs for the treatment of debilitating CNS disorders, many of which exhibit significant impairment of memory and other cognitive functions, including Alzheimer’s disease and schizophrenia. For additional information, please visit our website at http://www.memorypharma.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or Memory Pharmaceuticals’ prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the outcome of clinical trials of Memory Pharmaceuticals’ drug candidates and whether they demonstrate these candidates’ safety and effectiveness; the risks and uncertainties associated with: obtaining additional financing to support Memory Pharmaceuticals’ R&D and clinical activities and operations; obtaining regulatory approvals to conduct clinical trials and to commercialize Memory Pharmaceuticals’ drug candidates; Memory Pharmaceuticals’ ability to enter into and maintain collaborations with third parties for its drug development programs; Memory Pharmaceuticals’ dependence on its collaborations and its license relationships; achieving milestones under Memory Pharmaceuticals’ collaborations; Memory Pharmaceuticals’ dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; protecting the intellectual property developed by or licensed to Memory Pharmaceuticals; and Memory Pharmaceuticals’ ability to maintain listing on the Nasdaq Global Market. These and other risks are described in greater detail in Memory Pharmaceuticals’ filings with the Securities and Exchange Commission. Memory Pharmaceuticals may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Memory Pharmaceuticals disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.